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                                                                 EXHIBIT 10.1(c)
                             INTERCREDITOR AGREEMENT

     This INTERCREDITOR AGREEMENT (the "AGREEMENT") is entered into as of the ____ day of December, 2000 by and between RICARDO DUNIN BORKOWSKY ("DUNIN"), SONESTA COCONUT GROVE, INC. ("SONESTA"), and MUTINY ON THE PARK, LTD. ("OWNER")

                                   RECITALS:

     A. Dunin has provided certain credit to Owner in the maximum aggregate amount of Two Million Seven Hundred Thousand and No/100 ($2,700,000.00) Dollars (the "RICARDO DUNIN LOAN"), which Ricardo Dunin Loan is secured by one or more collateral assignments of the partnership interests in the Owner (the "COLLATERAL"; the "SECOND PRIORITY ASSIGNMENT OF PARTNERSHIP INTERESTS").

     B. Sonesta has provided financing in the aggregate amount of up to Five Million and No/100 ($5,000,000.00) Dollars to the Owner (the "SONESTA LOANS") which are secured in part by two separate collateral assignments of the partnership interests in the Owner (being the same as the "Collateral" described in Recital A, above), the first of which secures the sum of up to One Million and No/100 ($1,000,000.00) Dollars of principal to be funded by Sonesta, together with interest accrued and unpaid thereon (the "FIRST PRIORITY ASSIGNMENT OF PARTNERSHIP INTERESTS") and the second of which shall secure any other amounts funded by Sonesta in connection with the Loans (the "THIRD PRIORITY ASSIGNMENT OF PARTNERSHIP INTERESTS").

     NOW, THEREFORE, in order to clarify the relative priorities between Dunin and Sonesta and the rights which each shall have with respect to the exercise of rights against the Collateral, the parties hereto agree as follows:

     1. INCORPORATION BY REFERENCE. The matters set forth in the recitals to this Agreement are affirmed and incorporated by this reference herein.

     2. CERTAIN DEFINITIONS. The First Priority Assignment of Partnership Interests, the Second Priority Assignment of Partnership Interests and the Third Priority Assignment of Partnership Interests are sometimes hereinafter referred to individually as a "COLLATERAL ASSIGNMENT" and collectively as the "COLLATERAL Assignments" and any holder of such Collateral Assignment is hereinafter referred to as a "COLLATERAL ASSIGNEE". For the purpose of this Agreement the First Priority Assignment of Partnership Interests shall be deemed to be superior to the Second Priority Assignment of Partnership Interests and the Third Priority Assignment of Partnership Interests and the Second Priority Assignment of Partnership Interests shall be deemed to be superior to the Third Priority Assignment of Partnership Interests. Such designations are for the purpose of description only and shall not affect the rights of the holders of such Collateral Assignments with respect to each other.

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     3. BENEFICIARIES OF THIS AGREEMENT. Nothing contained in this Agreement is intended to affect or limit, in any way, the security interests that each of Dunin and Sonesta has in any of the Collateral, insofar as the rights of Owner and third parties are involved. Dunin and Sonesta specifically reserve all respective rights, security interests, and rights to assert security interests against Owner.

     4. NOTICE OF DEFAULT; RIGHT TO CURE. Sonesta and Dunin agree to provide copies of any notices of default in connection with the Ricardo Dunin Loan and the Sonesta Loans, respectively, contemporaneously with the delivery of such notice to the Owner and further acknowledge that each shall have an opportunity to cure such default for a period of fifteen (15) days following the expiration of the Owner=s opportunity to cure such default, as set forth in the default notice. Neither Dunin nor Sonesta shall take possession of, foreclose upon, or exercise any other right or remedy with respect to the Collateral, judicially or non-judicially, and with or without the consent of Owner, without first providing the other party an opportunity to cure the default upon which such actions are based.

     5. SUBORDINATION.

          a. Dunin and Sonesta hereby acknowledge, for themselves and any assignee, successor or assign of their respective interests in the Collateral, that the rights of each holder of an interest in the Collateral, relative to competing or conflicting rights of other holders of an interest in the Collateral, shall be governed by this Intercreditor Agreement.

          b. Dunin and Sonesta agree that upon a liquidation of the Collateral, the proceeds of such liquidation shall be applied first to the obligations (including interest on any such obligations, if applicable) secured by the First Priority Assignment of Partnership Interests, thereafter to the extent of remaining proceeds, to the obligations (including interest on any such obligations, if applicable) secured by the Second Priority Assignment of Partnership Interests, and thereafter to the extent of remaining proceeds, to the obligations (including interest on any such obligations, if applicable) secured by the Third Priority Assignment of Partnership Interests; provided, however, that to the extent Dunin is personally obligated to Sonesta under a written guaranty, the terms of that guaranty shall not be affected by, and shall have precedence over, the foregoing provisions of this Section.

          c. Notwithstanding the right of a collateral assignee of an interest in the Collateral to exercise its rights to foreclose such assignment pursuant to the applicable loan documents:

               i. such Collateral Assignee shall be required to first pay in full the obligations secured by any superior lien with respect to the Collateral,

               ii. any junior lien with respect to the Collateral shall be unaffected by the exercise of rights against the Collateral by a senior lien holder and shall not be extinguished by virtue of the exercise of such rights, and

               iii. An obligation of the Owner that is secured by a lien against the Collateral

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                    shall not be impaired by the exercise of rights against the
                    Collateral by a superior lien holder.

          d. This Intercreditor Agreement shall be incorporated by reference in each UCC-1 Financing Statement filed in connection with any of the Collateral Assignments such that third parties shall be on notice of the priorities established herein. Each of the terms and conditions of this Agreement shall bind any purchaser of the Collateral through a judicial or non-judicial sale or otherwise.

          e. In the event that title to the Collateral is acquired by a party that is also the holder of legal or beneficial title to a Collateral Assignment, the rights of such party as Collateral Assignee shall not merge into the ownership interest in the Collateral or be extinguished or impaired as a result thereof.

     6. DISTRIBUTIONS IN LIQUIDATION AND BANKRUPTCY. This Agreement shall be enforceable both before and after the commencement, whether voluntary or involuntary, of any case by or against Owner under the Federal Bankruptcy Code or any state bankruptcy, insolvency or similar law, and all references herein to Owner shall be deemed to apply to the owner of the partnership interests that comprise the Collateral as a debtor-in-possession and to any trustee in bankruptcy for the estate of the owner of such Collateral.

     7. NO COMMITMENT TO PROVIDE ADDITIONAL FINANCING. This Agreement shall not be construed in any fashion as a commitment or agreement by any party hereto to continue, extend or modify the financing arrangements with Owner.

     8. SUCCESSORS AND ASSIGNS. All of the terms, covenants, and conditions herein contained shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     9. NO CHALLENGE TO LIENS. Except as provided herein, no party hereto shall contest the validity, perfection, priority, or enforceability of any lien or security interest granted by Owner to the other party hereto, and each party agrees to cooperate in the defense of any action contesting the validity, perfection, priority, or enforceability of any such lien or security interest at the cost of the party defending such action.

     10. REINSTATEMENT. If, after payment in full of the obligations to either Dunin or Sonesta that are secured by the Collateral, Owner thereafter becomes liable to either party on account of such obligations, or any payment made thereon shall be required to be returned or refunded by virtue of a claim of preference or fraudulent transfer or a comparable claim, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated obligations, without the necessity of any further act or agreement between the parties.

     11. NOTICES. All notices to Dunin shall be addressed to Dunin at 2951 S. Bayshore Drive, Suite 217, Miami, Florida 33133, or to such other place as may be designated by written notice to Sonesta. All notices to Sonesta shall be addressed to Sonesta at c/o Sonesta International Hotels Corporation, 200 Clarendon Street, Boston, Massachusetts 02116, Attention: Office of the Treasurer, or to such other place as may be designated by written notice to Owner. Notice shall be sufficient if given by (i) registered mail, postage

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prepaid, return receipt requested, or (ii) by overnight courier, provided delivery is evidenced by a written receipt. Notices hereunder shall be addressed to the party at its address as described above, and shall be effective when received. Unless otherwise notified in writing, each party shall direct all sums payable to the other party at its address for notice purposes.

     12. INTEGRATION. All of the understandings, agreements, representations, and warranties contained herein are solely for the benefit of Dunin and Sonesta, and there are no other parties (including without limitation Owner) who are intended to be benefitted in any way by this Agreement.

     13. RELATIONSHIP OF PARTIES. The Parties are in no manner to be construed to be partners or joint venturers or to have any other legal relationship other than as expressly set forth in the written agreements between them. The parties each agrees to execute all such documents and instruments and take all such actions as either party hereto shall reasonably request to carry out the purposes of this Agreement.

     14. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as adopted in the State of Florida shall have the meanings therein stated. This Agreement may be amended only in a writing signed by the party or parties to be bound thereby. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all oral or written agreements or understandings between the parties pertaining to such subject matter. If any party brings any action or proceeding to enforce, protect, or establish any right or remedy provided for herein, the prevailing party or parties shall be entitled to recover reasonable attorneys= fees and costs. Unless otherwise provided for in this Agreement, all notices or demands by any party relating to this Agreement shall be in writing and sent by regular United States mail, postage prepaid, properly addressed to the other party at the address shown above or to such other address as any party may from time to time specify to the other in writing or otherwise actually delivered to the other party. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives, thereunto duly authorized, as of the date first above written.

                                       /s/ RICARDO DUNIN BORKOWSKY
                                          --------------------------------------
                                       RICARDO DUNIN BORKOWSKY

                                       SONESTA COCONUT GROVE, INC.

                                       By:/s/
                                            ------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

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                                       MUTINY ON THE PARK, LTD.

                                       By: Flagler on the Park, Inc.,
                                           as sole general partner

                                           By: /s/
                                                  -----------------------------
                                           Name:
                                                 ------------------------------
                                           Title:
                                                 ------------------------------

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JOINDER OF SEAGULL INVESTMENTS HOLDINGS, LTD.:

Seagull Investments Holdings, LTD. ("SEAGULL"), as collateral assignee of the Second Priority Assignment of Partnership Interests from Dunin pursuant to that certain Collateral Pledge and Escrow Agreement dated as of ________________, 2000 by and among Seagull, Dunin and Escrow Agent, does hereby join into this Agreement for the purpose of: (a) acknowledging the rights and obligations of Dunin to Sonesta and Owner with respect to the Ricardo Dunin Loan and the Second Priority Assignment of Partnership Interests as the same are set forth in this Agreement, and (b) agreeing to be bound by the terms of this Agreement as they relate to the Ricardo Dunin Loan and the Second Priority Assignment of Partnership Interests in the event that Seagull receives an absolute assignment of the Ricardo Dunin Loan and/or the Second Priority Assignment of Partnership Interests.

SEAGULL INVESTMENTS HOLDINGS, LTD.

BY: /s/
       ----------------------------------------------
NAME:
     ------------------------------------------------
TITLE:
      -----------------------------------------------
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